Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 2 to the Registration Statement on Form S-1, of our report dated July 1, 2020, relating to the balance sheet of one as of June 26, 2020 and the related statements of operations, changes in shareholder’s equity and cash flows for the period from June 24, 2020 (inception) through June 26, 2020, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
August 16, 2020